UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2018

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the  extended transition period for complying with any new or revised financial accounting standards  provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2018, the Board of Directors of The LGL Group, Inc. (the “Company”) appointed James W. Tivy, to serve as the Company’s interim chief financial officer. In such capacity, Mr. Tivy will serve as the principal financial officer of the Company.

Mr. Tivy, age 50, is a graduate of the University of Florida, having earned a BSAc degree from the Fisher School of Accounting. Mr. Tivy is a Certified Public Accountant licensed by the State of Georgia.  Prior to joining the Company, he held various positions of responsibility within INTL FCStone Inc., formerly as their group controller, and most recently as senior vice president, finance for their Broker-Dealer subsidiary, INTL FCStone Financial Inc. Prior to joining the Company, he was a CFO consultant for CFO Strategic Partners, located in Orlando, Florida.

Mr. Tivy replaces Patti A. Smith as the Company’s principal financial officer. Ms. Smith resigned as the principal financial officer of the Company effective as of November 6, 2017.

Effective as of January 23, 2018, the Company entered into an Independent Contractor Agreement (the “Agreement”) with Mr. Tivy in connection with Mr. Tivy’s anticipated appointment as the principal financial officer of the Company. The agreement provides for compensation to Mr. Tivy at an hourly rate of $65. The Agreement shall continue in effect until July 22, 2018, unless terminated by either party upon 21 days’ written notice, or extended by mutual agreement between the parties. While Mr. Tivy serves as chief financial officer of the Company and for one year following the termination of the Agreement, Mr. Tivy will be subject to non-hire provisions that prohibit him from recruiting any employee of the Company, or soliciting or interfering with any customer or supplier. This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety. In addition, during the term of the Agreement and at all times thereafter, Mr. Tivy is subject to a confidentiality and proprietary information agreement, as referenced within and attached to the Agreement.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Independent Contractor Agreement between The LGL Group, Inc. and James W. Tivy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 6, 2018	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer